UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.

On January 26, 2021, VYNE Therapeutics Inc. (the “Company”) provided the following update on its financial condition:

•	The Company’s preliminary estimate of cash, cash equivalents, restricted cash and investments is approximately $59.0 million as of December 31, 2020 and its preliminary estimate of total revenues for the quarter ended December 31, 2020 is in the range of $4.0 million to $4.5 million.

•	The Company sold 15,812,050 shares of common stock, par value $0.0001 per share, from October 1, 2020 through January 25, 2021 pursuant to the Sales Agreement, dated February 1, 2019, by and between the Company and Cantor Fitzgerald & Co. in an “at-the-market” offering. The Sales Agreement was terminated on January 25, 2021.

The preliminary financial information has been prepared by, and is the responsibility of, Company management. No independent registered public accounting firm, including Kesselman & Kesselman, Certified Public Accountants (lsr.), a member firm of PricewaterhouseCoopers International Limited, has audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, no independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. These estimates were prepared by Company management, based upon a number of assumptions, and could change as a result of further review. In particular, the preparation of the annual report on Form 10-K for the fiscal year ended December 31, 2020 could result in changes to this preliminary financial information, and such changes may be material. Additional items that would require material adjustments to the preliminary financial information may be identified. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information.

The information in this Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE Therapeutics Inc.

/s/ Mutya Harsch
By: Mutya Harsch
Chief Legal Officer and General Counsel

Date: January 26, 2021